UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 16, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with dMarc Broadcasting, Inc. (“dMarc”), Enumclaw, Inc., and certain other parties. The Merger Agreement provides for the merger of Enumclaw, Inc. with and into dMarc, with dMarc continuing as the surviving corporation and our wholly owned subsidiary.

Under the terms of the Merger Agreement, we will acquire all of the outstanding equity interests in dMarc, a privately held company, for total up-front consideration of $102 million in cash. In addition, subject to the satisfaction of certain terms and conditions described in the Merger Agreement, we will be obligated to make additional contingent cash payments from time to time if certain product integration, net revenue and advertising inventory targets are met over the next three years. The maximum amount of potential contingent consideration payable under the Merger Agreement is $1.136 billion over the next three years. Since these contingent payments are based on the achievement of performance targets, actual payments may be substantially lower. Substantially all of the payments pursuant to the Merger Agreement will be accounted for as part of the purchase price for the transaction.

A portion of the consideration will be placed in escrow to satisfy certain indemnification obligations of dMarc described in the Merger Agreement. We can also satisfy these indemnification obligations by offsetting losses we incur against contingent payments subject to certain limitations described in the Merger Agreement.

Consummation of the transaction is subject to customary conditions, including (1) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, (2) subject to certain exceptions, the accuracy of the representations and warranties and (3) the absence of any material adverse effect on dMarc.

We expect the transaction to close in the first calendar quarter of 2006.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Safe Harbor Statement

This Form 8-K contains forward-looking statements that involve risks and uncertainties, including any statement regarding the amount of potential contingent payments that will actually be made and our expectation that the closing of the transaction will occur in the first quarter of 2006. Actual results may differ materially from our expected results. Factors that could cause actual results to differ from our expectations include the failure to (1) accurately estimate the amount of the contingent payments because of mistaken assumptions or predictions about the ability of dMarc’s business to achieve the performance targets described in the Merger Agreement, (2) receive regulatory approval for the acquisition, (3) successfully integrate dMarc and its employees into our organization and achieve expected synergies, (4) compete successfully in this highly competitive and rapidly changing marketplace in which we have no significant previous experience and (5) retain key employees. These and other risks are detailed from time to time in our periodic reports that are filed with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2004 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

Item 7.01. Regulation FD Disclosure.

On January 17, 2006, we issued a press release announcing the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act, as amended, but is instead “furnished” in accordance with that instruction.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c)    Exhibits

99.1	Press Release dated January 17, 2006 issued by Google Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: January 17, 2006	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 17, 2006 issued by Google Inc.